                                                                Rule 424(b)(3)
                                                    Registration No. 333-81013


                              THE BISYS GROUP, INC.

                         SUPPLEMENT NO. 2 TO PROSPECTUS
                               DATED JULY 1, 1999

     This supplement no. 2 supplements the prospectus dated July 1, 1999 covering shares of common stock of The BISYS Group, Inc. offered by the selling stockholders listed in the prospectus.

         Information contained in the table on page 11 of the prospectus under the heading "Selling Stockholders" is modified, as follows:


                                   COMMON STOCK BENEFICIALLY                                COMMON STOCK BENEFICIALLY
           SELLING                  OWNED PRIOR TO OFFERING      MAXIMUM AMOUNT OFFERED        OWNED AFTER OFFERING
         STOCKHOLDER                                                      HEREBY
                                                                                                  AMOUNT/PERCENT

Gregory Brumbeloe                   4,321(1)                         2,156(1)                       2,165-(2)
Bear, Stearns Securities Corp.
                                    2,156(1)                         2,156(1)                         0 -(2)



Dated: December 20, 1999
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(1) Includes 2,165 shares which can be acquired by Mr. Brumbeloe if he exercises presently exercisable stock options. Mr. Brumbeloe beneficially owned 4,321 shares of BISYS common stock as of the date of this supplement. He has pledged 2,156 shares to Bear, Stearns Securities Corp. to secure obligations he may have to the pledgee. Bear, Stearns Securities Corp., as pledgee, may offer and sell up to the 2,156 shares from time to time.

(2) Less than 1%.